Form C

Cover Page

Name of issuer:

TAXA Biotechnologies Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/8/2012

Physical address of issuer:

665 3rd Street
Ste 230
San Francisco CA 94107

Website of issuer:

http://www.taxa.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

200,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

8/9/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$230,909.00	$441,532.00
Cash & Cash Equivalents:	$193,376.00	$432,140.00
Accounts Receivable:	($1,097.00)	$0.00
Short-term Debt:	$589,120.00	$569,251.00
Long-term Debt:	$230,909.00	$441,532.00
Revenues/Sales:	$5,694.00	$1,115.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($298,573.00)	($361,237.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

TAXA Biotechnologies Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Antony Evans	CEO	TAXA Biotechnologies	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Antony Evans	CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Antony Evans	5,238,563 Common Shares	74.7

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The company is dependent upon the retention and addition of high quality employees.

Taxa is dependent upon the continued support and involvement of key management, technical, and scientific personnel. Taxa's success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified employees with knowledge of the businesses in which Taxa operates. If any of Taxa's key personnel were to cease their employment with Taxa, Taxa's business may be adversely affected.

The company's operations could be adversely affected by regulatory change. Changes to Government regulation may reduce the volumes and or values of the products that the company seeks to sell.

Taxa's business is dependent on the company's ability to sell plants without going through regulatory review. Adverse regulatory change to this would negatively impact our business, prospects, results of operations and financial condition.

The development of new products is a complex and lengthy process and may not be completed within anticipated timeframes.

Taxa's future results of operations depend, to a significant extent, on its ability to develop, manufacture and successfully commercialize new products in a timely manner. The development process is both time consuming and costly and involves a high degree of business risk. For example, Taxa may:
Fail to develop products that are sufficiently exciting to the consumer market.

Fail to develop products that meet desired product characteristics

Taxa is dependent on consumer demand for its products.

Taxa is dependent on demand for the products it manufactures for its customers and has no control or influence over the market demand for its customers' products. Demand for its customers' products can be adversely affected by, among other things, consumer tastes, the emergence of competing products, Government regulation, and reputational issues. If the products Taxa develops do not gain market acceptance, its revenues and profitability will be adversely affected.

Taxa's future revenues are dependent upon successful development of products.

While biology is becoming easier to engineer, it is still really challenging, and takes a long time. Due to the novelty of our research we regularly encounter unanticipated problems and can reasonably expect to encounter further unanticipated challenges again in the future. The development of the Glowing Plant is behind its original schedule and remains too dim for broad market acceptance. There is a chance we are never able to overcome all the issues and create a viable Glowing Plant that the market will accept. As our products are new to the market, there is a risk that consumers may not seek to purchase them. Failure to develop products of a sufficient quality may impact adversely the company's business, prospects, results of operations and financial condition.

Net Losses and Negative Cash Flow

Taxa has recorded net losses in prior years as it has looked to develop its products. While Taxa expects to generate increasing revenues from its products and in the future from it's the company may not be able to generate a net profit, or if it does generate a net profit, to sustain profitability. The company has invested in its facility, processed and development of products and has required financing to support its operating and investing activities. The company may not generate operating cash flow or may be required to make significant additional investments in its business, either of which could have a Material Adverse Effect.

The company operates in a sector where other participants create competition.

The company operates in a market that is growing and will attract competition. Competition is driven by proprietary technologies and knowhow, capabilities, consistency of operational performance, quality, price, value, alternative therapies, and speed. Some competitors may have greater financial, research and development, operational and marketing resources than Taxa and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow Taxa's competitors to respond more quickly with new, alternative or emerging technologies.

Insufficient Liquidity

In the past, Taxa has obtained the cash required for its operations primarily through funding from Kickstarter, Y Combinator and Collaborative Research Agreements. As at May 12th, 2016, prior to the Offering, Taxa has limited liquidity available to fund its business. Following the Offering, Taxa may require additional funding for the development and commercialization of its products and to keep pace with the expected business growth. While Taxa may consider funding its business in future through a combination of debt and equity financing, there can be no assurance that such additional financing will be obtained.

Trade Marks

Taxa will seek to own trade-marks that identify its processes and products. Although Taxa monitors the possible infringement or misuse of its trademarks, it is possible that third parties may infringe upon its intellectual property rights. Any unauthorized use of Taxa's trademarks could harm its reputation or commercial interests. In addition, Taxa's enforcement against third-party infringers may be unduly expensive or time-consuming, or the outcome may be an inadequate remedy.

Trade Secrets

Taxa also relies on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain its competitive position. Taxa seeks to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as Taxa's employees, corporate collaborators, outside scientific collaborators, consultants, advisors and other third parties. Despite these efforts, any of these parties may breach the agreements and disclose Taxa's proprietary information, including its trade secrets, and it may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. If any of Taxa's trade secrets were to be lawfully obtained or independently developed by a competitor, it would have no right to prevent such competitor from using that technology or information to compete with Taxa, which could harm Taxa's competitive position.

Regulatory Compliance

Some of Taxa's products exist in areas where, due to novelty, there are no legal precedents for interpreting regulations. As a result Taxa may misinterpret regulations which could result in financial or operational penalties.

Investment of net proceeds after the offering

Taxa will have significant flexibility in applying the net proceeds of the Offering. Investors in Taxa will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding any investment or business activity undertaken by Taxa after the Offering. Taxa may pay operating and other expenses from the net proceeds of this Offering. The Corporation's ability to achieve its investment objectives may be limited to the extent that net proceeds of the Offering, pending full investment, are used to pay expenses rather than to make investments. Furthermore, no assurance can be given that Taxa will be successful in investing the net proceeds of the Offering in investments or activities that will achieve its business objectives. An investment in the Company is speculative and may result in the loss of an investor's entire investment. Only potential investors who can afford to lose their entire investment should consider an investment in the Company.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: This will allow us to bring Fragrant Moss to market. This will involve growing sufficient volumes of the existing moss strain to ship to initial customers as well as contracting with an outsourced group to produce a custom planter for the moss. This level of investment will also be enough for us to run the initial launch marketing campaign and continue working on existing collaborative research agreements.

If we raise: **$400,000**

Use of Proceeds: This will allow us to continue R&D required to bring our first two products to market, the glowing plant and fragrant moss. The glowing plant requires work to improve the luminosity and implementation of a new method for doing selection following biolistic transformation with such a large construct. The fragrant moss requires industrial design work to make a high-end planter to grow the moss in peoples homes and requires investment in manufacturing to produce large volumes of the moss for sale. Both products will require investment in marketing, branding and packaging. We will also continue working on other products licensed under collaborative research agreements.

If we raise: **$1,000,000**

Use of Proceeds: This will allow us to do all of the above activities plus invest in robotics to automate more of our platform as well as hire a business development partner to sign more collaborative research partnerships. With this level of funding we will also commence creation of additional flavors of the fragrant moss.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company (" **Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **the SAFE becomes eligible to be converted** to **Preferred Stock** calculated as either:

- the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or

- if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the total amount of the Company's capitalization at that time.

Liquidity Event. When the company has a Change of Control or an Initial Public Offering,
investors automatically receive from the Company a number of shares of **Common Stock** equal to the Purchase Amount divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the total amount of the Company's liquidity capitalization at that time

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$10,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$10,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $10,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$10,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events . If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- cash in the amount of their investment or

- shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company . If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

Terms of the SAFE notes. The SAFE notes require investors to grant an irrevocable proxy and power of attorney to the CEO or lead investor that would allow for the change of the terms of the issued notes without investor approval. The purpose of these terms are to allow TAXA to modify the notes in future in order to delay becoming an SEC reporting company if and when the company has more than $25MM in assets.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$10,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$10,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	20,000,000	5,657,745	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	800,630
Other Rights:	
SAFE	423,000

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Unlike the SAFEs, which only provide voting rights to those that invest over **$10,000** and are accredited investors, the **common stock** issued by the company provides all **common stock** investors with voting rights and an immediate equity interest in the company.

Unlike the SAFEs, which only provide voting rights to those that invest over **$10,000** and are accredited investors, the **preferred stock** issued by the company may provide investors with voting rights and an immediate equity interest in the company.

Unlike the SAFEs, the debt issued by the company does not provide investors with a present or future equity interest in the company, but does provide an interest in the company that is senior in priority (in terms of being repaid) to that held by investors in the SAFEs.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholder(s)** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholder(s)** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholder(s)** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholder(s) have the right to redeem their securities at any time. **Shareholder(s)** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional securities, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock** . As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$7 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$7 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Shares** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Shares** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock**) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
4/2014	Regulation D, Rule 506(b)	Y Combinator	$120,000	General operations
12/2014	Regulation D, Rule 506(b)	SAFE	$323,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

From time to time the company received advances from its Chief Executive Officer for working capital. Such advances were considered short-term and incurred interest rates consistent with Internal Revenue Service minimum, which approximate 3%. In 2015 advances and accrued interest thereon of $1,351 were repaid in full. Interest expense for related party advances was $384 and $383 for the years ended December 31, 2015 and 2014.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

We rely heavily on the pre-sale of our products, and debt and equity financing for working capital. As of December 31, 2015, we had negative working capital of approximately $390,000 and will incur additional costs while developing our products before they are available for sale to the masses. In addition, we have incurred losses since Inception. These matters raise substantial doubt about the Company's ability to continue as a going concern if we cannot raise additional financing. Throughout 2016, the Company intends to fund its operations with funding from our Regulation Crowdfunding campaign, additional debt and/or equity financings, pre-sales of product and revenue from collaborative research agreements. If we cannot raise additional short term capital, we may consume all of our cash reserved for operations. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. If we are successful at raising capital we expect to have sufficient funding for two years of operations which we hope should be sufficient to see the Company become cash-flow positive based on revenues from sale of it's products to consumers.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

Photos of the Glowing Plant are long exposure photographs and don't represent how the human eye sees the plants

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.taxa.com/investors

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE (Simple Agreement For Future Equity) - 2016-06-01
- Revenue Loan Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1

Appendix D: Director & Officer Work History

- Antony Evans

888-546-0325

SF / Boston

by Wefunder Portal LLC

INVEST IN TAXA BIOTECHNOLOGIES

Bio-engineering for the home, starting with a glowing plant



CLOSING IN 8 DAYS
Invest until 11pm EDT on Aug 9

456
investors

$269,808
raised of $200K-$1M goal

Future Equity (SAFE)

$7M valuation cap

A SAFE gives you the right to future shares in TAXA Biotechnologies. If you invest, you're betting the company will be worth more than $7M in the future.

PRICE SET BY INVESTORS WHO PUT IN $323,000

INVEST $10,000+ FOR VOTING & PRO-RATA RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (5) ASK QUESTION

"We enable cheaper, faster, and better genetic engineering of plants. We offer our platform both as a service to other companies and use it internally to develop our own engineered plants. We make money from platform access service fees and from royalties on the sale of the final products. Our first product is a Glowing Plant, which was the first Kickstarter for a synthetic biology application earning us over $600k in pre-orders. We are also close to shipping a Fragrant Moss.



Antony Evans
CEO, TAXA BIOTECHNOLOGIES

KEY FACTS

- Over $600k in pre-orders for Glowing Plant.
- Shipped first ever kit which allows anyone to genetically engineer a plant at home.
- Shipped Fluc v1 of Glowing plant, the lowest cost GE plant ever sold commercially, demonstrating clear regulatory pathways and working technology.
- Validated demand for TAXA platform by signing 3 collaborative research agreements with partner companies (more in pipeline).
- First biotech investment by Y Combinator.

OUR AMBITION

Genetic engineering is among the most powerful technologies the human race has ever created, so everyone should have access to it. When powerful technologies are only available to those with power, they get used in ways the masses don't want. Our goal is to put biotechnology in the hands of everyone, starting at the consumer level, this will enable a shift to a circular economy where resources are not dug from finite supplies in the ground but produced sustainably, without CO_2, when needed.

DOCUMENTS

Financials

TAXA investor deck

INVESTOR PERKS

EARLY BIRD BONUS: REVENUE SHARING
In addition to holding a SAFE, early investors who commit funds to the first $200,000 of this fundraise will also receive a share of the net sales of the Fragrant Moss, capped at the amount of their investment.

$100+ Come visit us in the lab (we reserve the right to batch visits if they become overwhelming) and receive invitations to product launch events. Plus get insider reports on our progress.

$250+ Receive Fragrant Moss (doesn't include planter)

$500+ Front of the line – get early access to future products (does not include Glowing Plant), plus the above

$3,000+ Distribution partner – get early access to the moss before anyone else and design a planter we will sell for you during the marketing campaign or become an affiliate partner. Free moss (worth $6,000) for first $15,000 of moss you sell for us.

$10,000+ Choose which flavor of moss we make next (first come, first served), plus the above

$50,000+ Fund the research to make the mosquito repelling moss (contact us if you want to do this under a Collaborative Research Agreement instead)

WHY I LIKE TAXA BIOTECHNOLOGIES

The glowing plant might look like a novelty, but it turns out that the next big thing always gets dismissed initially as a toy. There's a long history of interesting companies being born right at the point in time where emerging exponential technologies become accessible to hobbyists, as is happening right now with synthetic biology. The progression is from toys to useful products to industrial mega-applications.



Sam Altman
PRESIDENT, Y COMBINATOR

THE BUZZ ABOUT TAXA BIOTECHNOLOGIES

Just wanted to say THANK YOU again. I don't know if my students really appreciate how unique and cutting edge this experiment is, but I certainly do. What an amazing opportunity.

Chuck Lunney
First High School teacher to use our Maker Kit

The COOLEST kickstarter campaign ever!

Peter Diamandis
Founder of X-Prize and Singularity University

It's paradoxical that we don't yet have this... biology is very energy efficient and energy packets are more dense than batteries. Even a weakly glowing flower would be a great icon.

Dr George Church
Synthetic Biology Pioneer

On the strangeness of plants: "These machines, invented more than 400 million years ago, create sugar out of inorganic matter. Wondrous machines upon which life depends."

Dr Hope Jarhren
Geobiologist & author

We all live today in the most poignant moment in history: the engineering of biology represents the greatest industrial vector that has ever been seen by mankind.

RJ Kirk
CEO Intrexon

These are the kinds of things that help keep students excited about science. As a teacher, I truly appreciate it. I am excited to follow your progress with this.

Randall Kirby
Science teacher, Mountain View High School Mesa, Arizona

My daughter couldn't decide if she should study a creative career or science in college. Then she saw your Glowing Plant and realized she didn't have to make a choice: science is creative!

Kickstarter Backer

Instead of Computer Code, 'Plant Hackers' Tinker With Genetics
January 20, 2016

After his parents go to bed, Sebastian Cocioba usually retires to the third bedroom of the family apartment, where he has built a laboratory. There, amid the whir of climate-controlling fans and equipment harvested from eBay, he is working on what he hopes

Biohackers of the world, unite
September 6, 2014

IT LOOKS like an experimental cooking class as participants taste a green powder, pull faces and then mix it into a concoction of fruit and milk. But the event organised by Open Wetlab in Amsterdam has a more serious goal than to come up with new

Glowing Plant Is One Of Y Combinator's Very First Biotech Startups
August 11, 2014

Long known for backing software plays, Y Combinator is starting to dip its toes into biotech. In its latest batch is a new synthetic biology startup called Glowing Plant that blew away Kickstarter funding goals last year with plans to engineer - you guessed it -

Geranios para alumbrar el pasillo
October 3, 2013

"No esperes que deslumbre; al principio sera como esas pegatinas que teniamos en el techo de la habitacion con las constelaciones, un leve resplandor", anuncia Anthony Evans, investigador a cargo del proyecto Glowing Plant, una planta que brilla en la

Glowing plant project on Kickstarter illuminates debate over how to regulate synthetically modified organisms
October 3, 2013

Hunkered down in a converted shipping container stationed in a San Francisco parking lot, three young entrepreneurs are tinkering with the DNA of ordinary plants in the hopes of being able to mass produce a variety that glows in the dark.

ToyotaVoice: Could Glowing Trees Be The Street Lights Of The Future?
August 27, 2013

What if trees glowed brightly enough to replace street lamps?

The Kickstarter Culture Wars
August 26, 2013

Whether lit by Fairies in a children's book or special-effects magic in Avatar, the sight of plants glowing in the dark has a special charm. We respond to lighted plants with wonder and joy. So it's not surprising that a plan to produce glow-in-the-dark plants

Supreme Court Decision Opens the Doors to A Boom in Synthetic Biology
June 12, 2013

Today's Supreme Court ruling on the patenting of human genes was a boost to the field of synthetic biology. While human genes cannot be directly patented, the Court found, so-called complementary DNA can. This is DNA that is synthesized from the

Do glowing house plants take gene tinkering too far?
June 7, 2013

"You can help create the world's first naturally glowing plant... Inspire others to become interested in synthetic biology and receive some awesome rewards in the process." Sound good? If the idea of reading by the light of a plant takes your fancy,

Glowing plants spark debate
June 4, 2013

Science/AAAS Among the many projects attracting crowd-sourced funding on the Kickstarter website this week are a premium Kobe beef jerky, a keyboard instrument called a wheelharp and a small leafy plant that will be made to glow in the dark using

Glowing Futures
June 3, 2013

Back in 2010 I was a teaching fellow for a group of undergraduates competing in the International Genetically Engineered Machines competition (iGEM) with a project on "personalized" genetic engineering of plants. We designed genetic modifications that

Biotech meets DIY hacker culture, sparking new wonders and worries
May 27, 2013

John Brecher / NBC News SEATTLE - Right now it's a storeroom filled to the ceiling with cardboard boxes and cast-off gizmos, but HiveBio's hacker space is being transformed into the latest frontier for a nationwide DIY biotech movement. Fueled

Glowing trees could pave the way for solving world problems with biology (Wired UK)
May 9, 2013

"I'm walking today in Tel Aviv along a boulevard, and there are huge trees around me, and I'm thinking how beautiful it would be at night if they were faintly glowing." Synthetic biologist Omri Amirav-Drory's musings about a world where we grow our

Kickstarter crowd gives glowing plant the green light - BBC News
May 7, 2013

A glowing plant that could provide a sustainable light source has caught the imagination of backers on the crowdfunding website Kickstarter. With a month still to go, the project has raised $243,000 (£157,000). Its initial goal was $65,000. Backers

A Dream of Glowing Trees Is Assailed for Gene-Tinkering
May 7, 2013

Two environmental organizations, Friends of the Earth and the ETC Group, have written to Kickstarter and to the Agriculture Department, which regulates genetically modified crops, in an effort to shut down the glowing plant effort.

WHAT WE'RE MAKING

The Glowing Plant is just the beginning. We're in the midst of a phenomenal transition in biotechnology enabling really innovative consumer products. TAXA will be the genetic engineering platform for all sorts of cool ideas:

WORKING PROTOTYPES



Glowing Plant



Fragrant Moss



Globiotics



Maker Kit

IN DEVELOPMENT



Blue Rose

Under contract.



Ever Blooming Flowers

Under contract.



Mosquito Repelling Ivy

Seeking R&D partners.



Fast Growing Lettuce

Seeking R&D partners.

EARLY EXPLORATION



Caffeinated Apple



Vitamin D Enhanced Greens



Fast Growing Trees



Air Filter

LONG-TERM BLOCKBUSTERS



Trees as Streetlights



Oceanic Fields Growing Biofuels



Lab Grown Meats



Self-Fertilizing Plants

HOW WE MAKE MONEY

COLLABORATIVE RESEARCH AGREEMENTS

- Partnership with other companies on the development of new products
- Three collaborative agreements signed plus one additional in the final stages of review
- Revenues are milestone-based or monthly recurring payments based on the nature of the research goals
- Agreements are priced at the cost for us to complete the work, profit comes from revenue sharing from the completed product

SALE OF PRODUCTS

- Revenue = Sale of completed products to consumers
- Products are developed internally (i.e. The Glowing Plant, typically have high (>90%) gross margins)
- In some instances, third party patent holders on parts of products may receive royalty payments
- Products developed under collaborative agreements earn royalties of between 7.5% and 92% of revenues based risks incurred on the project
- Partner-handled manufacturing = Zero costs

TAXA











These are long-exposure photographs that don't represent how the human-eye sees the plants

People are Buzzing About our Glowing Plant

We launched The Glowing Plant in 2013 as the first synthetic biology campaign ever on Kickstarter. People loved it. We raised $484,000—over 700x our original goal. It was the first step in getting bioengineering projects in the hands of everyday people.


Glowing Plant Kickstarter


Antony at TEDx


NEWS
Discovery News Interview


Wall Street Journal Interview

HOW WE DO IT

Our platform is specifically designed to enable anyone to engineer plants for consumer applications. We've built a robust system, including automated machinery, that allows us to insert and optimize new genetic pathways in plants.


PROTEIN ENGINEERING
We have two systems that allow us to perform protein engineering on the entire pathway:
Directed Evolution: we mutagenize the plasmid randomly and then screen for variations which improve performance. This is faster and cheaper than the saturation scan but produces more false positives which improve the genes in E. Coli but don't translate into plants (eg through codon optimization)
Saturation Scan: We step through each codon in the pathway and substituted the other 19 possible amino acids that could be inserted at that point. We've tested this on pathways up to 2,000 amino acids long. Hits generated with this method are more likely to translate into higher performance in plants, but the process is more expensive than directed evolution.


AUTOMATED DNA ASSEMBLY SYSTEM
We've automated our DNA assembly system which means no more nights in the lab working on cloning. Currently all of our parts are in the Golden Braid assembly system; we are in the process of adding support for MoClo parts. You can design your sequences using your favorite DNA editing software
The list and description of available parts can be found on github at https://github.com/TAXA/DNAlibrary.


TRANSIENT EXPERIMENTS
Transient experiments are designed to enable you to test a DNA construct quickly and without the expense of a stable transformation. This allows a relatively large number of constructs to be tested quickly and affordably. The key bottleneck here is the assay. We are developing new protocols all the time - currently we offer the following experiments:
• Callus: Arabidopsis, N. tabacum, Rose
• Seedlings: Arabidopsis, N. tabacum, Petunia
• Leaf tissue: N. tabacum
• Petal tissue: Rose, Petunia
• Epidermis: Onion


STABLE TRANSFORMATION
We generally use the biolistic method for stable transformation, though we do have agro-bacterium methods available in case you want to prototype a construct more cheaply.
While the biolistic method is slower and more expensive to generate a single plant, it's key advantage is that - if care is chosen with DNA parts used - the final product is immediately free for sale and distribution in the United States without requiring regulatory review. This saves years and millions of dollars from the budget for getting the product to market.

OUR BUSINESS MODEL

We make money in two ways: selling consumer products and partnering with large companies who contract us for research and development. On the consumer side we have great margins (80-90%). With our partners, we charge a 50% royalty fee.


PARTNERSHIP MODEL
Funding
Organism Development
Distribution
Consumers
eg Kickstarter
Patent Owners
eg Blue Rose
Distributors
eg Zelenka
TAXA
Direct to Consumer
Online, Seeds
Growers
eg Zelenka
Florists
Farmers
Retailers
eg Lowe's


Partner Value Proposition
Reusable DNA Parts
Access to Expertise
Agile Development
Multi-gene Constructs
Automation
Unregulated Products


SUSTAINABLE STRATEGIC ADVANTAGE
80-90% gross margins
Pharma-type cashflow structure
Profit
Develop Plant
Invest in Biofab
Sell forward to validate market demand and key sales and distribution channels ahead of product development
Continuous improvement in platform allows us to stay ahead of competition and develop more complex products


APPLYING DESIGN TEST BUILD PROCESS TO PLANTS
Traditional Bioengineering
Design
Genetic Elements
Build
Construct Assembly
Stable Transformation
Test and Validation
TAXA BioFab
Design
Genetic Elements
Construct Assembly
Automation
Test and Validation
Learn
Data input
Build
Stable Transformation
Gene Circuit Optimizer
Transcription Engineering
Protein Engineering
In Silico Design
Learn
Big Data
Computation
Test and Validation
Automation
Build
Stable Transformation

THE MARKET

The first person to create a truly knockout consumer product, will become the market leader. We'll win the market by creating that first knockout product. This will generate cash flow to be reinvested back into our infrastructure. We'll always be one step ahead.


EXPONENTIAL BIOTECHNOLOGY
Cost per Raw Megabase of DNA Sequence


LONG TERM ADDRESSABLE MARKET
Agriculture Production
Engineered Crops


COMPETITIVE LANDSCAPE
1980s
1990s
2010s
2000s
Today
TAXA
2020s
Increased Complexity

compliance by crowdcheck

TAXA Biotechnologies, Inc.
Expires August 16, 2016

HELP US TAKE BIOENGINEERING TO THE NEXT LEVEL

WHY INVEST?

An investment in TAXA Biotechnologies is an investment in the future of bioengineering with a sustainable and strategic vision.

TAXA IS EXPECTED TO BE PROFITABLE
with healthy gross margins and a Pharma-Type cashflow structure.

YOUR INVESTMENT WILL
help continuous improvement of our platform and allow us to stay ahead of the competition, while developing more complex products.

We have a vision: by enabling a shift toward a circular economy where our resources are produced sustainably, we can fundamentally change the way we interact with our environment and live in harmony with the world. Take part in our plan to create a sustainable future. Become a part of TAXA Biotechnologies.

TAXA

FOUNDER

CEO



Antony Evans

CEO

MBA with distinction from INSEAD MA in Maths from the University of Cambridge. Louis Frank and Oppidan scholar. Consultant with Bain & Company and Oliver Wyman Singularity University GSP graduate

AND THE REST OF THE TEAM



Jihyun Moon

Chief Scientific Officer

PhD & post-doc in Plant Biology at University of California, Berkeley BS/MS in biology at Seoul National University



Jamey Kain

Molecular Biologist

PhD & post-doc in Molecular Biology at Harvard University BS in Cell & Molecular Biology at University of California, Berkeley



Henrik Toft Simonsen

Moss Consultant

Associate Professor University of Copenhagen, PhD in Natural product chemistry

Crowdcheck Compliance

RAISED $712,808 FROM 423+ INVESTORS

$120,000	$323,000
April 2014	December 2014
YCOMBINATOR	SAFE

Y Combinator

Twice a year we invest a small amount of money ($120k) in a large number of startups (most recently 107).



Nick Yang

Co-founder of KongZhong (listed on NASDAQ). Prior VP and CTO of Sohu.com and Co-founder of ChinaRen.

Zillionize Angel

Micro venture capital that does Seed Investments. Previous investments in Cruise, Mailgun, Leadgenius, Meta.



Tadaaki Kimura

CEO of addlight Inc. / Director of some Japanese start-ups / Angel Investor



Tom Fallows

Director at Uber. Founded Mercantila (acquired by Google) and Google Shopping Express.



Wei Guo

MORE INVESTORS

DETAILS

What is your company making? What's novel about that?

– COLLAPSE ALL

We have built a platform to enable cheaper, faster, and better genetic engineering of plants. We develop new plants with new characteristics, grow them, and sell them to consumers. We have already created two such products, a Glow in the Dark Plant and a Fragrant Moss. Using the platform, skillset and knowledge we have amassed, we intend to make many more.

As a company we generate revenues from two sources; we offer the platform as a paid service to other companies, earning royalties on the final product, and we also develop our own genetically engineered plants which we sell direct to consumers. We think we are the first company to open up plant engineering to other companies in this way.

We have two products that are close to being market ready. The first is our Glow in the Dark plant, which was the first ever Kickstarter campaign for a synthetic biology product, raising over $600,000 dollars in pre-orders. We have shipped an early version to a small number of early backers, demonstrating regulatory pathways and end-to-end working technology. We continue to work on improving the luminosity of the plant before shipping to others. The second is a Fragrant Moss that we've engineered as a replacement to chemical air fresheners.

What kinds of products are you engineering?

We have two products that are close to being market ready. The first is our Glow in the Dark plant, which was the first ever Kickstarter campaign for a synthetic biology product, raising over $600,000 dollars in pre-orders. We have shipped an early version to a small number of early backers, demonstrating regulatory pathways and end-to-end working technology. We continue to work on improving the luminosity of the plant before shipping to others.

The second is a Fragrant Moss that we've engineered as a replacement to chemical air fresheners. The first version of the moss smells of Patchouli but we plan on expanding the range of flavors so that there's something for everyone.

How do you make money?

The core way that we make money is by making engineered organisms that we sell to people, for example the Glow in the Dark plant and Fragment Moss. The business model is simple. We spend time developing products people want, grow them in large quantities and sell them.

As I mentioned in an earlier question, the margins on these, once you've made the organism, are very, very attractive. The development is complex, time consuming and there's a pretty upfront hefty cost associated with the science and testing, but once they are developed the cost of growing them is low and the products are cash cows, not unlike the development of new drugs, only without the level of regulation.

As a company, we have absorbed the upfront costs in a couple of different ways. We have 4 different products in development now, and each of them were funded in slightly different ways.

The Glowing Plant is the one we're most famous for. That was funded through pre-orders and has provided upfront market validation both that people want this product, and more importantly that they are willing to pay for it. We've been using the money from those pre-orders to develop the plant.

A second funding model has been used with the blue rose that we're developing. In this case, we have entered into a partnership with a spin-out from the University of Southern Illinois. Our partner has developed a novel blue pathway, i.e. a new way of making blue in cells. The partner has shown that it works in E.coli, and has patents around that, owned by the University of Southern Illinois. The university has licensed those patents to a small startup that has its own investors. That startup, in turn, has been paying us to express that blue pathway in plants, and see if it works in plants.

If it does, then the idea is that we can make a truly blue rose, and potentially other types of plants as well, like a blue carnation, and maybe even cotton, so you wouldn't have to dye cotton. You could have cotton that's already a nice blue color. In that case, there's a company that feels comfortable with the market potential of a blue rose: There's a genetically engineered purple rose that's been marketed as a blue rose in Japan that sells for up to $20 a stem. They've sold ten's millions of those. I think there's a pretty exciting potential for that product, if the pathway works in the plants. In that case, that company is paying us to develop that product at cost and then we have a revenue share model where we split the upside 50-50.

Why now? What trends do you see to make this the right time to build this company?

There are a number of trends coming together to make this the right time to build this company:

1. The cost of reading DNA is getting cheaper by the day
2. The cost of writing it is falling nearly as fast
3. Automation and custom robotics are enabling us to run more experiments, quicker and cheaper
4. People's attitudes towards GE products are beginning to shift as improved knowledge and understanding start to overcome fear

It's affordable, it's quick, and people have already shown they want what we have to sell. We have already demonstrated the potential of what we can do, and with these market forces in place, the possibilities going forward are literally endless. Genetic engineering has long been an expensive and slow process, available only to the largest corporations and best laboratories. We stand on the cusp of the creation of streams of new products, and we have already shown that we can achieve this, in our very own lab, and at a fraction of the cost. We provide further detail below.

There is a phenomenal transition underway in the kind of technology needed to make our products. This is being driven principally by two key advances in our ability to read and write DNA.

1. DNA sequencing, i.e. reading DNA from wild organisms, is experiencing a very, very rapid fall in cost. It is falling about 7 times faster than Moores law, leading to an explosion in our understanding of the underlying genetic pathways that govern all life form. The more we understand, the more we're able to design new pathways.

2. DNA synthesis, i.e. writing those novel genetic pathways, is falling in cost a little less quickly but still three times faster than Moore's law. It's all very well to read DNA, but you also want to be able to write it in order to be able to create organisms that can do new and wonderful things. Today, DNA is cheaper to understand, and it is cheaper to create.

There is a third key technology that really powers what we do, which is the rise of automation and custom robotics. The lab is transitioning to a world in which scientists don't have to do everything at a lab bench, but they're able to program robots to do it which obviously allows you to do many more experiments much more cheaply, much more reproducibly. This adds fuel to the fire because now a highly trained scientist, with a Phd from Harvard or UC Berkeley, can use the knowledge they spent 10 or 20 years developing in school to write code that allows someone with much less experience to run those protocols.

Finally, we also see a softening in attitudes and resistance to GE products. There has historically been a massive disconnect between scientific consensus on safety of GE organisms and public perception. We do not think that disconnect is sustainable into the future, and the support for our initial products bears this out. Being at the forefront of the industry as these public perceptions begin to change is a huge opportunity.

With all the potential of this technology, why start with consumer products? ^

There are a couple of important things to recognize about consumer products. The first is that these products have wonderful margins once they're made. We sell our Glowing Plants online for $50, we can ship and package the seeds for under a dollar. This shows you the amount of cash that we will be able to generate once we have a plant bright enough to meet demand. We see a nice path to building a very strong cash flow from filling these early consumer products, which we can then reinvest back into our platform, allowing us to develop more complex, sophisticated products over time.

The second thing that consumer products do that is really important to us, is that we are able to combat some of the historical and misplaced resistance that people have about GMO. A lot of this resistance with GMOs has come from the fact that they're being done by these huge mega corporations who perhaps don't care about the interests of the environment, and aren't using the technology in way people like. There are a lot of different applications for this technology. We think that by putting genetically engineered organisms into peoples' homes, we will be able to change the way that they think about them and change the public perception of those organisms, which should encourage greater adoption of this technology over time.

The way I think about this has been really inspired by one of our customers. I had a lady come up to me in a conference and tell me that she had a daughter who is 17 years old and trying to work out what she should be majoring in in college. She wasn't sure whether she wanted a scientific analytical career, or a creative one. She saw our products and she realized that science could be creative – that the dichotomy in choice was a false one. That's the kind of change that we see happening when you get broader adoption of technology like this directly into peoples' homes. It becomes a tangible thing that they have a real physical relationship with. Not something that's abstract and scary that they only read about in the press. That's another cool outcome of what we're doing, and why we think it's important to start working on consumer products.

But we can take this further. If you look at this history of powerful technologies, and genetic engineering may be the most powerful we've ever developed, they have a history of being controlled by groups which already have power. Then it gets used in ways people don't want and further exacerbates existing issues. I think this fear lies underneath resistance to GE crops.

The solution is for these technologies to become what we would call democratized. That's a word that often gets misused: The way we use it, it means the tools have to be used by everyday people. The creativity of the internet is such a good example of what happens if you get that right. So for us, it's super important that we push that technology down to make it available to everyone, so the benefits of it can be accrued to everyone, not just trapped in complicated business models like using it to sell chemicals instead of actually focusing on the benefits that can be created with that technology. The big companies in this space, they like these regulatory barriers, because it stops other people from doing stuff and it protects their own interest. That's not good for us, or for society. That's the driving philosophy behind our maker kit (and also the way we are funding the company!). The kit is all the ingredients you need to make a genetically engineered plant at home. We ship you agrobacterium, DNA and a few other reagents. Agrobacterium is this very clever little bacterium that, in the wild, has figured out a way to do genetic engineering of plants. In the wild, agrobacterium sticks in a gene into the plant that says, "Make me bacteria food." Then the plant starts making bacteria food. Sometime in the 1980s scientists realized that they could hijack this process, and instead of the bacteria telling the plant to make bacteria food, we could tell the plant to make something else, and express a gene that we found elsewhere.

So this is pretty old technology. What we've done is repurposed that technology and packaged it in a way that you don't need any specialized lab equipment to use it. In fact, the way that this particular plant can be engineered, you merely dip the flowers of the plant in the solution of the bacteria and then the bacteria will insert new genes into the newly formed seed. We are very excited about this kit, which is shipping in early beta. One of our beta testers is a high school teacher out on the East Coast and he's been using it with his students so we might just have enabled the youngest people ever to genetically engineer a plant which is great.

How do you address criticisms of GMOs?

If you look at the history of powerful technologies, and genetic engineering may be the most powerful we've ever developed, they have a history of being controlled by groups which already have power. Then it gets used in ways people don't want and further exacerbates existing issues. I think this fear lies underneath resistance to GE crops.

The solution is for these technologies to become what I would call democratized. That's a word that often gets misused: The way I use it, it means the tools have to be used by everyday people. The creativity of the internet is such a good example of what happens if you get that right. So for us, it's super important that we push that technology down to make it available to everyone, so the benefits of it can be accrued to everyone, not just trapped in complicated business models like using it to sell chemicals instead of actually focusing on the benefits that can be created with that technology. The big companies in this space, they like these regulatory barriers, because it stops other people from doing stuff and it protects their own interest. That's not good for us, or for society.

That's the driving philosophy behind our "maker kit". The kit is all the ingredients you need to make a genetically engineered plant at home. The kit uses a pretty old technology, but we've repurposed that technology and packaged it in a way that you don't need any specialized lab equipment to use it. In fact, the way that this particular plant can be engineered, you merely dip the flowers of the plant in the solution of the bacteria, and then, the bacteria will insert it into the newly formed seed. We are very excited about this kit, which is shipping in early beta. One of our beta testers is a high school teacher out on the East Coast and he's been using it with his students so we might just have enabled the youngest people ever to genetically engineer a plant which is great.

Tell us more about your kit.

The kit is all the ingredients you need to make a genetically engineered plant at home. We ship you agrobacterium, DNA and a few other reagents. Agrobacterium is this very clever little bacterium that, in the wild, has figured out a way to do genetic engineering of plants. In the wild, agrobacterium sticks in a gene into the plant that says, "Make me bacteria food." Then the plant starts making bacteria food. Sometime in the 1980s scientists realized that they could hijack this process, and instead of the bacteria telling the plant to make bacteria food, we could tell the plant to make something else, and express a gene that we found elsewhere.

So this is pretty old technology. What we've done is repurposed that technology and packaged it in a way that you don't need any specialized lab equipment to use it. In fact, the way that this particular plant can be engineered, you merely dip the flowers of the plant in the solution of the bacteria and then the bacteria will insert new genes into the newly formed seed. We are very excited about this kit, which is shipping in early beta. One of our beta testers is a high school teacher out on the East Coast and he's been using it with his students so we might just have enabled the youngest people ever to genetically engineer a plant which is great.

Walk us step-by-step through the user experience of the kit.

The first step is the permit process. Because the bacteria is regulated, you must have permission from the USDA to receive this. When they get that approved, we send them a box in the mail, which includes the bacteria, some seeds, the reagents, gloves, and the pipes to mix the different chemicals.

The first step is to introduce the glowing genes into the bacteria that will be transferring the DNA into the plant. This involves something called 'Cold Snap Transformation' which requires cooling the bacteria down to -109.3°F (or-78.5°C) using dry ice and then rapidly heating it to 86°F (or 30°C).

In parallel you plant the seeds and grow them until they're ready for flowering. You then introduce the agrobacterium to the plant using the dropper, allow those flowers to grow up to seed, and when you plant those seeds, a small number will contain the gene you're interested in. What we also include is an herbicide resistance marker. If you plant them with herbicide resistance, the plants that have the gene will grow, the rest will die. Voila. You have your plant with your target gene.

What is the business model in the short term?

We make money by making the engineered organism we sell to people. The margins once you've made the organism, are very attractive. We have 4 different products in development now, and each of them were funded in slightly different ways. The glowing plant was funded through pre-orders, and now we're validated.

A second example is the blue rose we're developing. This a partnership with a spin out from the University of Southern Illinois. There's a researcher there who has developed a new way to make blue in cells. The idea is we can make a truly blue rose, and potentially, other types of plants as well, like cotton that's already a nice blue color and doesn't need to be dyed.

There are companies willing to pay us to develop that. We have a 50/50 share of the proceeds on the downstream.

How big is the market? ^

The way we think about the market is a series of layers, a bit like an onion. Each of those layers is a market segment and if we win that segment then we'll be able to expand out to target the next, larger segment. A growth strategy where you dominate a small initial market and then use that market power to expand into a larger segment has been key to many other startup companies' success. Facebook is the canonical example – they started with Harvard Students (a tiny market!), then expanded to colleges, then international and finally opened up to everyone.

This is a much better strategy than going directly after the largest market first, which is what a lot of the first generation synthetic biology companies did with biofuels (eg Amyris, Solazyme). Big markets are often very efficient and commoditized which aren't features which are easy for startup companies to compete on: it's better to attack them from an existing, dominant, secure market position.

The seed in the middle of our onion is our Glowing Plant. We honestly don't really know what the market size is for Glowing Plants, and a lot will depend on how bright we can ultimately make it – but it's certainly not large enough to justify the market valuation we'd like to grow into.

The first layer then consists of consumer products like our Fragrant Moss or Blue Rose. US consumers spend $5.6BN on home fragrances and $28BN at florists and we have a number of other planned consumer products in the pipeline. We think we can build a substantial, multi-billion dollar business based on these consumer products – one day, in the same way every desk now has a PC, every home will have a number GE plants producing fragrance, cleaning the air and other yet to be identified applications.

Once we've cracked consumer products, which will take many years, we'll have the opportunity to enter the agricultural sector. Plants contribute trillions of dollars to the global economy but less than 14% of those have been engineered so far leaving a 'long tail' of currently unaddressed opportunities.

The final layer are the energy and industrial chemical markets. Fossil fuels are stored photosynthetic energy buried in the ground. It should be possible to use plants to make fuels and chemicals directly from today's sunlight, enabling a carbon neutral economy. Because of land and water resource constraints this is going to require the development of salt tolerant plants that can be grown on oceanic floating fields.

What do you understand about your business that others don't get? ^

After the upfront investment in making the first plant, scaling and growth is almost free, due to the fact that our plants are self-reproducing.
Gross margins of over 90% enable virtual goods type marketing techniques. Therefore, we are fundamentally a web marketing company and not just a biotech company. And as we showed with our initial Kickstarter and hopefully this equity crowdfunding campaign we have the skills to execute that.

In addition, because we hacked a regulatory path that allows us to distribute our plants without regulatory review we can apply continuous improvement/agile development processes to our plants, releasing early and using the profits from ongoing sales to rapidly improve the product and leave competition in the dust.

Who are your competitors and why do you have the upper hand? ^

There are really big economies of scale in this industry, and that will allow capital to compete to get big fast. What we believe is that the first person to create a truly knockout consumer product, will become the market leader in that. The way we hope and anticipate that this market evolves, is by winning that first product we'll generate sufficient free cash flow we can reinvest back into infrastructure we're building in a way that nobody else can.

The parallel here is with the semiconductor industry. Once you're able to build the next generation of the foundry, you're able to create all these products others can't, because they haven't got the technological sophistication to. If you have that next generation foundry, you are able to build the next generation of products 2 years before anyone else can. You capture the lion's share of that wave of product category, that gives you the ability to reinvest back into your underlying technology infrastructure, which allows you to stay ahead.

How will you develop a long-term, sustainable competitive advantage? ^

There is an extremely high level of technical sophistication to the products we are developing. This is not easy, nor is it easy to reproduce.

Engineering plants is also a slow process as it requires growing multiple generations to refine the sequences and create a saleable product. Even with the best skilled employees this takes time to imitate.

To put this in perspective, what we have been doing with the Glowing Plant in particular is actually super, super interesting on a technical level: we're trying to put six different genes into a plant, and optimize that pathway. This is ground breaking work and a level of sophistication that other companies simply aren't focusing in on. If you look at all the genome crops on the market, they're basically single genes, and they do this thing called 'stacking' where they then crossbreed but basically all the functionality is coming from a single gene.

Optimizing a whole pathway is a different challenge. The interesting thing is, we've done that. We had to build advances in technology to even make that possible. For example, we've had to be able to build a system to assemble six gene constructs. You can buy DNA up to 2,000 base pairs, but we want to put 20,000 or 25,000 into the plant and we wanted to test many more DNA designs in parallel so we had to build tools to automate that assembly – that wasn't something that was commercially available. So we are solving these problems that other people haven't really focused on yet. That is super-valuable, because if you start solving problems other people haven't looked at, you create capabilities that other people just don't have, and will take a long time to catch up with. If we keep making those services available to others through an open platform then they're better off coming to us, than they are rebuilding and competing.

Of course in a market as big as we think this is, that won't be sufficient. There are really big economies of scale in this industry, and that will allow capital to compete to get big fast. What we believe is that the first company to create a truly knockout successful consumer product, will become the market leader. The way we hope and anticipate that this market evolves, is that winning that first product will generate sufficient free cash flow that we'll then be able to reinvest that back into the platform infrastructure we're building in a way that nobody else can. The parallel here, I think, is a little bit with a semiconductor industry. Once you're able to build the next generation of the foundry, you're able to create all these kind of products that other companies just can't create, because they haven't got the technological sophistication to make them. In our case, that means the length and complexity of new genetic pathways going into plants.

If you have that next generation foundry, you are then able to build the next generation of products 1-2 years before anyone else can, you then capture the lion's share of the products coming out of that generations biofoundry, that gives you the ability to reinvest back into your underlying technology infrastructure, which allows you to stay ahead, and maintain that advantage. That's really how we see competitive advantage arising in this industry. As I said, I think that all comes down to being first to create a really successful consumer organism so that's our key strategic focus for now.

What are the biggest risks to the business? ^

The company is dependent upon the retention and addition of high quality employees.

Taxa is dependent upon the continued support and involvement of key management, technical, and scientific personnel. Taxa's success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified employees with knowledge of the businesses in which Taxa operates. If any of Taxa's key personnel were to cease their employment with Taxa, Taxa's business may be adversely affected.

The company's operations could be adversely affected by regulatory change. Changes to Government regulation may reduce the volumes and or values of the products that the company seeks to sell.

Taxa's business is dependent on the company's ability to sell plants without going through regulatory review. Adverse regulatory change to this would negatively impact our business, prospects, results of operations and financial condition.

The development of new products is a complex and lengthy process and may not be completed within anticipated timeframes.

Taxa's future results of operations depend, to a significant extent, on its ability to develop, manufacture and successfully commercialize new products in a timely manner. The development process is both time consuming and costly and involves a high degree of business risk. For example, Taxa may:
-Fail to develop products that are sufficiently exciting to the consumer market.

-Fail to develop products that meet desired product characteristics

Taxa is dependent on consumer demand for its products.

Taxa is dependent on demand for the products it manufactures for its customers and has no control or influence over the market demand for its customers' products. Demand for its customers' products can be adversely affected by, among other things, consumer tastes, the emergence of competing products, Government regulation, and reputational issues. If the products Taxa develops do not gain market acceptance, its revenues and profitability will be adversely affected.

Taxa's future revenues are dependent upon successful development of products.

While biology is becoming easier to engineer, it is still really challenging, and takes a long time. Due to the novelty of our research we regularly encounter unanticipated problems and can reasonably expect to encounter further unanticipated challenges again in the future. The development of the Glowing Plant is behind its original schedule and remains too dim for broad market acceptance. There is a chance we are never able to overcome all the issues and create a viable Glowing Plant that the market will accept. As our products are new to the market, there is a risk that consumers may not seek to purchase them. Failure to develop products of a sufficient quality may impact adversely the company's business, prospects, results of operations and financial condition.

Net Losses and Negative Cash Flow

Taxa has recorded net losses in prior years as it has looked to develop its products. While Taxa expects to generate increasing revenues from its products and in the future from it's the company may not be able to generate a net profit, or if it does generate a net profit, to sustain profitability. The company has invested in its facility, processed and development of products and has required financing to support its operating and investing activities. The company may not generate operating cash flow or may be required to make significant additional investments in its business, either of which could have a Material Adverse Effect.

The company operates in a sector where other participants create competition.

The company operates in a market that is growing and will attract competition. Competition is driven by proprietary technologies and knowhow, capabilities, consistency of operational performance, quality, price, value, alternative therapies, and speed. Some competitors may have greater financial, research and development, operational and marketing resources than Taxa and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow Taxa's competitors to respond more quickly with new, alternative or emerging technologies.

Insufficient Liquidity

In the past, Taxa has obtained the cash required for its operations primarily through funding from Kickstarter, Y Combinator and Collaborative Research Agreements. As at May 12th, 2016, prior to the Offering, Taxa has limited liquidity available to fund its business. Following the Offering, Taxa may require additional funding for the development and commercialization of its products and to keep pace with the expected business growth. While Taxa may consider funding its business in future through a combination of debt and equity financing, there can be no assurance that such additional financing will be obtained.

Trade Marks

Taxa will seek to own trade-marks that identify its processes and products. Although Taxa monitors the possible infringement or misuse of its trademarks, it is possible that third parties may infringe upon its intellectual property rights. Any unauthorized use of Taxa's trademarks could harm its reputation or commercial interests. In addition, Taxa's enforcement against third-party infringers may be unduly expensive or time-consuming, or the outcome may be an inadequate remedy.

Trade Secrets

Taxa also relies on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain its competitive position. Taxa seeks to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as Taxa's employees, corporate collaborators, outside scientific collaborators, consultants, advisors and other third parties. Despite these efforts, any of these parties may breach the agreements and disclose Taxa's proprietary information, including its trade secrets, and it may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. If any of Taxa's trade secrets were to be lawfully obtained or independently developed by a competitor, it would have no right to prevent such competitor from using that technology or information to compete with Taxa, which could harm Taxa's competitive position.

Regulatory Compliance

Some of Taxa's products exist in areas where, due to novelty, there are no legal precedents for interpreting regulations. As a result Taxa may misinterpret regulations which could result in financial or operational penalties.

Investment of net proceeds after the offering

Taxa will have significant flexibility in applying the net proceeds of the Offering. Investors in Taxa will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding any investment or business activity undertaken by Taxa after the Offering. Taxa may pay operating and other expenses from the net proceeds of this Offering. The Corporation's ability to achieve its investment objectives may be limited to the extent that net proceeds of the Offering, pending full investment, are used to pay expenses rather than to make investments. Furthermore, no assurance can be given that Taxa will be successful in investing the net proceeds of the Offering in investments or activities that will achieve its business objectives. An investment in the Company is speculative and may result in the loss of an investor's entire investment. Only potential investors who can afford to lose their entire investment should consider an investment in the Company.

How did this all get started?

I wanted to help build an economy that creates, in a circular fashion, all the resources we need to sustain ourselves.

I believe biotechnology will get us there. I started going to a place called BioCurious in Sunnyvale, which is a bio-hack space. It's a lab where anyone can go and do biology, and do genetic engineering. I started talking about this idea for a glowing plant, and thought "Why don't we do a Kickstarter?" It was just, "This is a cool project. Let's raise some money, and then we can make it in the lab."

Tell us about your other team members.

The team has two lead scientists: Dr. Jihyun Moon is a plant biologist who originally comes from South Korea. She has a Phd and Post-Doc in plant biology from the University of Berkeley.

Dr Jamey Kain who focuses on the microbial side of things. Jamey has a Phd in molecular biology from Harvard University where he also did Post-doc work.

In addition we collaborate with Dr Henrik Simonsen who is a world expert on the bio-engineering of moss. Until recently he was an Associate Professor at the University of Copenhagen. He developed the initial prototype for our Fragrant Moss and we've been working with him to make a version we can sell to consumers.

Why is what you're doing so important? What's the grand vision?

Genetic engineering is probably among the most powerful technologies that the human race has ever created. And everyone should have access to it.
Powerful technologies have to be democratized. They have to become tools that can be used by everyday people, because if they don't, then that technological power accumulates in places that already have power. It gets used in ways that people don't want. It's important we make that tech available to everyone, so the benefits of it can be accrued by everyone.

If we get that right then we'll be able to move to our ultimate goal. This is to empower a shift to a circular economy where resources are not dug from finite supplies in the ground but produced sustainably, without CO_2, when needed. Biology in general, and photosynthetic plants in particular, are the ultimate sustainable technologies: plants are solar powered factories that take the suns energy and turn it into useful things. Now that we can engineer plants we can control what they make and this has an enormous potential to put us on a much better planetary footing.

The key to getting to there is shipping our first high-margin plant to generate the free cashflow to invest in the technology platform to advance towards that goal. That's our focus today.

RISKS SPECIFIC TO TAXA BIOTECHNOLOGIES

1. The company is dependent upon the retention and addition of high quality employees.

Taxa is dependent upon the continued support and involvement of key management, technical, and scientific personnel. Taxa's success and ability to compete is dependent on its continuing ability to identify, attract, hire, train, retain and motivate highly qualified employees with knowledge of the businesses in which Taxa operates. If any of Taxa's key personnel were to cease their employment with Taxa, Taxa's business may be adversely affected.

2. The company's operations could be adversely affected by regulatory change. Changes to Government regulation may reduce the volumes and or values of the products that the company seeks to sell.

Taxa's business is dependent on the company's ability to sell plants without going through regulatory review. Adverse regulatory change to this would negatively impact our business, prospects, results of operations and financial condition.

3. The development of new products is a complex and lengthy process and may not be completed within anticipated timeframes.

Taxa's future results of operations depend, to a significant extent, on its ability to develop, manufacture and successfully commercialize new products in a timely manner. The development process is both time consuming and costly and involves a high degree of business risk. For example, Taxa may:
Fail to develop products that are sufficiently exciting to the consumer market.

Fail to develop products that meet desired product characteristics

4. Taxa is dependent on consumer demand for its products.

Taxa is dependent on demand for the products it manufactures for its customers and has no control or influence over the market demand for its customers' products. Demand for its customers' products can be adversely affected by, among other things, consumer tastes, the emergence of competing products, Government regulation, and reputational issues. If the products Taxa develops do not gain market acceptance, its revenues and profitability will be adversely affected.

5. Taxa's future revenues are dependent upon successful development of products.

While biology is becoming easier to engineer, it is still really challenging, and takes a long time. Due to the novelty of our research we regularly encounter unanticipated problems and can reasonably expect to encounter further unanticipated challenges again in the future. The development of the Glowing Plant is behind its original schedule and remains too dim for broad market acceptance. There is a chance we are never able to overcome all the issues and create a viable Glowing Plant that the market will accept. As our products are new to the market, there is a risk that consumers may not seek to purchase them. Failure to develop products of a sufficient quality may impact adversely the company's business, prospects, results of operations and financial condition.

6. Net Losses and Negative Cash Flow

Taxa has recorded net losses in prior years as it has looked to develop its products. While Taxa expects to generate increasing revenues from its products and in the future from it's the company may not be able to generate a net profit, or if it does generate a net profit, to sustain profitability. The company has invested in its facility, processed and development of products and has required financing to support its operating and investing activities. The company may not generate operating cash flow or may be required to make significant additional investments in its business, either of which could have a Material Adverse Effect.

7. The company operates in a sector where other participants create competition.

The company operates in a market that is growing and will attract competition. Competition is driven by proprietary technologies and knowhow, capabilities, consistency of operational performance, quality, price, value, alternative therapies, and speed. Some competitors may have greater financial, research and development, operational and marketing resources than Taxa and be able to bring competing products to market. Greater financial, research and development, operational and marketing resources and experience may allow Taxa's competitors to respond more quickly with new, alternative or emerging technologies.

8. Insufficient Liquidity

In the past, Taxa has obtained the cash required for its operations primarily through funding from Kickstarter, Y Combinator and Collaborative Research Agreements. As at May 12th, 2016, prior to the Offering, Taxa has limited liquidity available to fund its business. Following the Offering, Taxa may require additional funding for the development and commercialization of its products and to keep pace with the expected business growth. While Taxa may consider funding its business in future through a combination of debt and equity financing, there can be no assurance that such additional financing will be obtained.

9. Trade Marks

Taxa will seek to own trade-marks that identify its processes and products. Although Taxa monitors the possible infringement or misuse of its trademarks, it is possible that third parties may infringe upon its intellectual property rights. Any unauthorized use of Taxa's trademarks could harm its reputation or commercial interests. In addition, Taxa's enforcement against third-party infringers may be unduly expensive or time-consuming, or the outcome may be an inadequate remedy.

10. Trade Secrets

Taxa also relies on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain its competitive position. Taxa seeks to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as Taxa's employees, corporate collaborators, outside scientific collaborators, consultants, advisors and other third parties. Despite these efforts, any of these parties may breach the agreements and disclose Taxa's proprietary information, including its trade secrets, and it may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. If any of Taxa's trade secrets were to be lawfully obtained or independently developed by a competitor, it would have no right to prevent such competitor from using that technology or information to compete with Taxa, which could harm Taxa's competitive position.

11. Regulatory Compliance

Some of Taxa's products exist in areas where, due to novelty, there are no legal precedents for interpreting regulations. As a result Taxa may misinterpret regulations which could result in financial or operational penalties.

12. Investment of net proceeds after the offering

Taxa will have significant flexibility in applying the net proceeds of the Offering. Investors in Taxa will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding any investment or business activity undertaken by Taxa after the Offering. Taxa may pay operating and other expenses from the net proceeds of this Offering. The Corporation's ability to achieve its investment objectives may be limited to the extent that net proceeds of the Offering, pending full investment, are used to pay expenses rather than to make investments. Furthermore, no assurance can be given that Taxa will be successful in investing the net proceeds of the Offering in investments or activities that will achieve its business objectives. An investment in the Company is speculative and may result in the loss of an investor's entire investment. Only potential investors who can afford to lose their entire investment should consider an investment in the Company.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

TAXA Biotechnologies is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?



Antony Evans

2nd

Founder & CEO at TAXA Biotechnologies

San Francisco Bay Area | Biotechnology

Current	TAXA Biotechnologies, Inc (previously Glowing Plant)
Previous	Senstore, mBank, Bain & Company
Education	INSEAD

https://www.linkedin.com/in/antonyevans

Contact Info

Background

Summary

Using synthetic biology to create a glowing plant, natural lighting without creating CO_2 emissions.

Specialties: Startups, strategic planning, partnership negotiation, product development, crowdfunding, microfinance, project management, ruby on rails, Android development

Experience

Founder & CEO

TAXA Biotechnologies, Inc (previously Glowing Plant)

September 2012 – Present (3 years 9 months) | San Francisco

- Crowdfunded $484k on Kickstarter to create real bio-luminescent plants
- Led first biotech company to receive investment from Y Combinator and raised $425k angel round
- Established viable regulatory pathways for GE plants that don't require USDA approval
- Shipped Fluc v1 Glowing Plants, lowest cost GE plant ever shipped commercially
- Shipped 'maker kit' enabling anyone to genetically engineer a plant from their home or school
- Generated widespread media coverage including New York Times, Wall Street Journal, Time, Nature, BBC, CNN, Techcrunch & Washington Post



Glowing Plant Kickstarter video

Co-founder

Senstore

August 2011 – June 2013 (1 year 11 months) | San Francisco Bay Area

Senstore has developed the virtual nurse, and Android application that lets users answer the question "do I need to see a doctor?". It's available on google play where it's received over 250,000 downloads: https://play.google.com/store/apps/details?id=com.senstore.alice.harvard

CFO/COO

mBank

September 2009 – October 2010 (1 year 2 months)

Mobile microfinance bank based in Philippines. Antony ran the pilot operations on the ground, developing the first micro-overdraft, managing the relationship with Smart Communications the joint venture partner and liaising with the central bank on mobile money regulations.